DYNAMICWEB ENTERPRISES, INC.
1997 STOCK OPTION PLAN

                        TABLE OF CONTENTS
                                                             Page

     Article


     Article 1.     PURPOSE OF THE PLAN. . . . . . . . . . . .  1

     Article 2.     DEFINITIONS. . . . . . . . . . . . . . . .  1

     Article 3.     ADMINISTRATION OF THE PLAN . . . . . . . .  2

     Article 4.     COMMON STOCK SUBJECT TO THE PLAN . . . . .  4

     Article 5.     STOCK OPTIONS. . . . . . . . . . . . . . .  4

     Article 6.     ELIGIBILITY. . . . . . . . . . . . . . . .  6

     Article 7.     TERM AND EXERCISE OF OPTIONS . . . . . . .  7

     Article 8.     TERMINATION OF EMPLOYMENT. . . . . . . . . 12

     Article 9.     ADJUSTMENT PROVISIONS. . . . . . . . . . . 14

     Article 10.    GENERAL PROVISIONS . . . . . . . . . . . . 15

     Article 1.     PURPOSE OF THE PLAN

             1.1 Purpose - The DynamicWeb Enterprises, Inc. 1997, Stock Option Plan (the "Plan") is intended to provide key employees of DynamicWeb Enterprises Inc. (the "Corporation") and any of its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock options are! granted under the Plan based on the Participant's level of responsibility and performance within the Corporation.

             1.2 Stock Options to be Granted - Incentive Stock Options within the meaning of Code Section 422(b) land Nonqualified Stock Options may be granted within the limitations of the Plan herein described.

     Article 2.     DEFINITIONS

             2.1    "Agreement" - The written instrument
                    evidencing the grant of an Option.  A
                    Participant may be issued one or more
                    Agreements from time to time reflecting one or more options.

             2.2    "Board" - The Board of Directors of the
                    Corporation.

             2.3 "Code" - The Internal Revenue Code of 1986, as amended.

             2.4 "Committee" - The Committee which the Board appoints to administer the Plan.

             2.5 "Common Stock" - The class A common stock of the Corporation ($0.0001 par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

             2.6 "Corporation" - Dynamicweb Enterprises, Inc., a New Jersey corporation.

             2.7 "Employee" - Any key employee (including officer of the Corporation or a Subsidiary.

             2.8 "Exchange Act" - The Securities Exchange Act of 1934, as amended. <PAGE 1>

             2.9 "Incentive Stock Option" - A stock option intended to satisfy the Requirements of Code
                    Section 422(b).

             2.10 "Nonqualified Stock Option" - A stock option other than an incentive stock option.

             2.11   "Optionee" - A Participant who is awarded a
                    Stock Option pursuant to the provisions of the Plan.

             2.12   "Participant" - An Employee selected by the
                    Committee-to receive a grant of an Option under the Plan.

             2.13   "Plan" - The DynamicWeb Enterprises, Inc.
                    1997 Stock Option Plan.

             2.14 "Retirement" - The voluntary termination of employment upon or following the attainment of age sixty-five.

             2.15   "Securities Act" - The Securities Act of
                    1933, as amended.

             2.16 "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

             2.17 "Subsidiary" - A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.

     Article 3.     ADMINISTRATION OF THE PLAN

             3.1    The Committee - The Plan shall be
                    administered by a committee of the Board (the "Committee") composed of two or more members of the Board, all of whom are "outside directors within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

             3.2    Powers of the Committee -

                    (a)  The Committee shall be vested with full
                         authority to make such rules and
                         regulations as it deems necessary or
                         desirable to administer the Plan and to
                         interpret the provisions of the Plan,
                         unless otherwise determined by a
                         majority of the disinterested members of
                         <PAGE 2> the Board.  Any determination,
                         decision or action of the Committee in
                         connection with the construction,
                         interpretation, administration or
                         application of the Plan shall be final,
                         conclusive and. binding upon all
                         optionees and any person claiming under
                         or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.

                    (b)  Subject to the terms, provisions and
                         conditions of the Plan and subject to
                         review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

                         (i)  determine and select, based upon
                              the recommendation of the
                              Corporation's Chief Executive
                              Officer (except as to himself),
                              the key Employees to be granted
                              Options (it being understood that
                              more than one Option may be
                              granted to the same person);

                         (ii) determine the number of shares
                              subject to each option;

                        (iii) determine the date or dates when
                              the Options will be granted;

                         (iv) determine the purchase price of
                              the shares subject to each Option
                              in accordance with Article 5 of
                              the Plan;

                         (v)  determine the date or dates when
                              each Option may be exercised
                              within the term of the Option
                              specified pursuant to Article 7 of
                              the Plan;

                         (vi) determine whether or not an option
                              constitutes an Incentive Stock
                              Option; and

                        (vii) prescribe the form, which shall be
                              consistent with the Plan, of the
                              Agreement evidencing any options,
                              granted under the Plan.

             3.3 Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may
                    <PAGE 3> include any terms and conditions
                    consistent with this Plan, as the Committee may determine.

             3.4 Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

     Article 4.     COMMON STOCK SUBJECT TO THE PLAN

             4.1 Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be: granted under the Plan shall not exceed 700,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in
                    Article 9 of the Plan.

             4.2 Shares Available - The Common Stock to be issued upon exercise of options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common stock acquired by the corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.

     Article 5.     STOCK OPTIONS

             5.1 Exercise Price - The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock option, such dollar amount as may be specified by the Committee. The exercise price shall be subject to adjustment as provided in Article 9 of the Plan.

             5.2 Limitation on Incentive Stock Options - The aggregate fair market value (determined as of
                    <PAGE 4> the date an option is granted) of
                    the stock with respect to which incentive
                    Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

             5.3    Determination of Fair Market Value -

                    (a)  During such time as Common Stock is not
                         listed on an established stock exchange
                         or, exchanges but is listed in the
                         NASDAQ National Market System, the fair
                         market value per share shall be the
                         closing sale price for the Common Stock
                         on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

                    (b)  During such time as the Common Stock is
                         not listed on an established stock
                         exchange or in the NASDAO National
                         Market System, fair market value per
                         share shall be the mean between the
                         closing dealer "bid" and "asked'' prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

                    (c)  If the Common Stock is listed on an
                         established stock exchange, the fair
                         market value shall be deemed to be the
                         closing price of Common Stock on such
                         stock exchange on the day the Option is
                         granted or, if no sale of Common Stock
                         has been made on such stock exchange on
                         that day, the fair market value shall be determined by reference Lo such price for the next preceding day on which a sale occurred.

                    (d)  In the event that the Common Stock is
                         not traded on an established stock
                         exchange or in the NASDAQ National
                         Market System, and no closing dealer
                         "bid" and "asked" prices are available
                         on the date of a grant, then fair market
                         <PAGE 5> value will be the price
                         established by the Committee in good
                         faith.

             5.4 Limitation on Grants - Grants to any Employee under this Plan shall not exceed in the aggregate 250,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 9 and by giving effect to any adjustment in other Options granted during the relevant 12-month period.

             5.5 Transferability of Options - Unless otherwise designated by the Committee to the contrary, each Option granted under the Plan shall by its terms be non-transferable by the Optionee (except by will or the laws of descent and distribution, and each Option shall be exercisable during the optionee's lifetime only by the Optionee, his guardian or legal representative or by such other, means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. An Optionee may also designate a beneficiary to exercise his or her options after the Optionee's death. The Committee may amend outstanding Options to provide for transfer, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members.

     Article 6.     ELIGIBILITY

             6.1 Participation - Options shall be granted only to persons who are considered key Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.

             6.2    Incentive Stock option Eligibility -
                    Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation or of a Subsidiary shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set
                    <PAGE 6> forth in Sections 5.1 and 7.1 of the
                    Plan are satisfied.  For purposes of this
                    Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "outstanding stock' shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

     Article 7.     TERM AND EXERCISE OF OPTIONS

             7.1    Termination -

                    (a) Each option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in
                         Section 6.2 of the Plan shall terminate
                         not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Except as otherwise provided in
                         Section 8.4, each Option granted under
                         the Plan shall become exercisable only
                         after the earlier of the date on which
                         (i) the Optionee has completed one year
                         of continuous employment with the
                         Corporation or a Subsidiary immediately
                         following the date of the grant of the
                         Option or (ii) a Change it Control
                         occurs. The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised
                         <PAGE 7> only during the continuance of
                         the Optionee's employment, except as
                         provided in Article 8.

                    (b)  For purposes of Section 7.1(a), a
                         "Change in Control" shall be deemed to
                         have occurred upon the happening of any
                         of the following:

                         (i)  any "Person" (as such term is used
                              in Sections 13(d) and 14(d) of the
                              Exchange Act (except for (1) the
                              Corporation or any Subsidiary, or
                              (2) any of the Corporation's
                              employee benefit plans (or any
                              trust forming a part thereof) (the
                              "Benefit Plan(s)") is or becomes
                              the beneficial owner, directly or
                              indirectly, of the Corporation's
                              securities representing 19.9% or
                              more of the combined voting power
                              of the Corporation's then
                              outstanding securities, other than
                              pursuant to an excepted
                              transaction described in
                              Clause (iii) below;

                         (ii) a binding written agreement is
                              executed (and, if legally
                              required, approved by the
                              Corporation's shareholders)
                              providing for a sale, exchange,
                              transfer or other disposition of
                              substantially all of the assets of
                              the Corporation to another entity,
                              except to an entity controlled
                              directly or indirectly by the
                              Corporation;

                      (iii)   the shareholders of the
                              Corporation approve a merger,
                              consolidation,, share exchange,
                              division or other reorganization
                              of or relating to the Corporation,
                              unless:

                              (A)  the shareholders of the
                                   Corporation immediately
                                   before such merger,
                                   consolidation, share
                                   exchange, division or
                                   reorganization, own, directly
                                   or indirectly immediately
                                   following such merger,
                                   consolidation, share
                                   <PAGE 8> exchange, division
                                   or reorganization at least
                                   66-2/3% of the combined
                                   voting power of the
                                   outstanding voting securities
                                   of the Corporation resulting
                                   from such merger,
                                   consolidation, share
                                   exchange, division or
                                   reorganization (the
                                   "Surviving Corporation,") in
                                   substantially the same
                                   proportion as their ownership
                                   of the voting securities
                                   immediately before such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization; and

                              (B)  the individuals who,
                                   immediately before such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization, are members
                                   of the Board (the "Incumbent
                                   Board"), continue to
                                   constitute at least 66-2/3%
                                   of the Board of Directors of
                                   the Surviving Corporation;
                                   provided, however, that if
                                   the election, or nomination
                                   for election by the
                                   Corporation's shareholders of
                                   any new director was approved
                                   by a vote of at least 66-2/3%
                                   of the Incumbent Board, such
                                   new director shall, for the
                                   purposes hereof, be
                                   considered a member of the
                                   Incumbent Board; provided
                                   further, however, that no
                                   individual shall be
                                   considered a member of the
                                   Incumbent Board if such
                                   individual initially assumed
                                   office as a result of either
                                   an actual or threatened
                                   "Election Contest" (as
                                   described in Rule 14a-11
                                   promulgated under the
                                   Exchange Act) or other actual
                                   or threatened solicitation of
                                   proxies or consents by or on
                                   behalf of a Person other than
                                   the Board (a "Proxy Contest")
                                   <PAGE 9> including by reason
                                   of any agreement intended to
                                   avoid or settle any Election
                                   Contest or Proxy Contest; and

                              (C)  no Person (except (1) the
                                   Corporation or any
                                   Subsidiary, (2) any Benefit
                                   Plan, (3) the Surviving
                                   Corporation or any subsidiary
                                   of the surviving Corporation,
                                   or (4) any Person who
                                   immediately prior to such
                                   merger, consolidation, share
                                   exchange, division or
                                   reorganization had beneficial
                                   ownership of 19.9% or more of
                                   the then outstanding voting
                                   securities of the
                                   Corporation) has beneficial
                                   ownership of 19.9% or more of
                                   the combined voting power of
                                   the Surviving Corporation's
                                   then outstanding voting
                                   securities immediately
                                   following such merger,
                                   consolidation, share
                                   exchange, division or
                                   reorganization;

                         (iv) a plan of liquidation or
                              dissolution of the Corporation,
                              other than pursuant to bankruptcy
                              or insolvency laws, is adopted; or

                         (v)  during any period of two
                              consecutive years, individuals,
                              who at the beginning of such
                              period, constituted the Board
                              cease for any reason to constitute
                              at least a majority of the Board,
                              unless the election, or the
                              nomination for election by the
                              Corp oration's shareholders, of
                              each new director was approved by
                              a vote of at least 66-2/3% of the
                              directors then still in office who
                              were directors at the beginning of
                              the period; provided, however,
                              that no individual shall be
                              considered a member of the Board
                              at the beginning of such period if
                              such individual initially assumed
                              office as a result of either an
                              actual or threatened Election
                              <PAGE 10> Contest or Proxy
                              Contest, including by reason of
                              any agreement intended to avoid or
                              settle any Election Contest or
                              Proxy Contest.

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share repurchases by the Corporation and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred with respect to such Person under Clause (i).

             7.2    Exercise

                    (a)  A person electing to exercise an Option
                         shall give written notice to the
                         Corporation of such election and of the
                         number of shares he has elected to
                         purchase, in such form as the committee
                         shall have prescribed or approved, and
                         shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the option; provided, however,' that in lieu of cash, with the approval of the Committee at or prior to exercise, an optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his option (with the fair market value of such stock to be determined in the manner provided in Section 5.3 hereof) or by delivering such combination of
                         <PAGE 11> cash and such shares as the
                         Committee in its sole discretion may
                         approve.  Notwithstanding the foregoing,
                         Common Stock acquired pursuant to, the
                         exercise of an incentive Stock Option
                         may not be tendered as payment unless
                         the holding period requirements of Code
                         Section 422(a)(1) have been satisfied.

                    (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

                    (c)  In addition, at the request of the
                         Participant and to the extent permitted
                         by applicable law, the Corporation may,
                         in its sole discretion, selectively
                         approve arrangements with a brokerage
                         firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

     Article 8.     TERMINATION OF EMPLOYMENT

             8.1    Retirement -  In the event of Retirement, an
                    Option shall lapse at the earlier of the expiration of the term of the Option or:

                    (a)  In the case of an Incentive Stock
                         Option, three months from the date of
                         Retirement; and

                    (b)  in the case of Options other than
                         Incentive Stock Options, up to 24
                         months, at the discretion of the
                         Committee, from the date of Retirement.


             8.2    Death or Disability - In the event of
                    termination of employment due to death or disability (as defined in Code Section 72(m)), the Option shall lapse at the earlier of the expiration of the term of the Option or one year after termination due to any such cause.

             8.3 Other Termination - Except as otherwise provided in Sections 8.4(a) and (c), in the event termination of employment for any
                    <PAGE 12> reason other than is described in
                    Section 8.1 or 8.2, all options shall lapse as of the date of termination.

             8.4    Special Termination Provision -

                    (a)  Notwithstanding anything herein to the
                         contrary, the Committee may, in its
                         discretion and subject to the approval
                         of a majority of the disinterested
                         members of the Board, waive the one-year continuous employment requirement set forth in Section 7.1(a) and permit the exercise of an Option held by an Employee whose employment has terminated prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect provided it is made within 60 days following the Optionee's termination of employment.

                    (b)  In the event the Committee waives the
                         continuous service requirement with
                         respect to an Option and the
                         circumstance of the Employee's
                         termination is described in Section 8.1
                         or 8.2, the Option will lapse as,
                         otherwise provided in the relevant
                         section.

                    (c)  Notwithstanding anything herein to the
                         contrary, the Committee may, in its
                         discretion, waive the lapse provisions
                         of Section 8.3 and permit the exercise
                         of an Option until a date which is the
                         earlier of the expiration of the term of such Option or:

                         (i)  in the case of an Incentive Stock
                              Option, three months from the date
                              of termination of employment; and

                         (ii) in the case of options other that
                              Incentive Stock options, up to 24
                              months from the date of
                              termination.

     Article 9.     ADJUSTMENT PROVISIONS

             9.1    Share Adjustments -

                    (a)  In the event that the shares of Common
                         Stock of the Corporation, as presently
                         constituted, shall be changed into or
                         exchanged for a different number or kind
                         <PAGE 13> of shares of stock or other
                         securities of the Corporation or of
                         another corporation (whether by reason
                         of merger, consolidation,
                         recapitalization, reclassification,
                         split-up, combination of shares or
                         otherwise) or if the number of such
                         shares of stock shall be increased
                         through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled as the case may be outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

                    (b)  If there shall be any other change in
                         the number or kind of the outstanding
                         Shares of the Common Stock of the
                         Corporation, or of any stock or other
                         securities in which such Common Stock
                         shall have been changed,or for which it
                         shall have been exchanged, and if a
                         majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

                    (c)  The grant of an Option pursuant to the
                         Plan shall not affect in any way the
                         right or power of the Corporation to
                         make adjustments, reclassifications,
                         reorganizations or changes of its
                         capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
  <PAGE 14>
             9.2    Corporate Changes - A dissolution or
                    liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the option or substitute its own options.

             9.3    Fractional Shares - Fractional shares
                    resulting from any adjustment in Options pursuant to this Article 9 may be settled as a majority of the disinterested members of the Boar or the Committee (as the case may be) shall determine.

             9.4 Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the corporation to each holder of an Option which shall have been adjusted.

     Article 10.    GENERAL PROVISIONS

             10.1 Effective Date - The Plan shall become effective upon its adoption by the Board, provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

             10.2 Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan, shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.

             10.3   Limitation on Termination, Amendment or
                    Modification

                    (a)  The Board may at any time terminate,
                         amend, modify or suspend the Plan,
                         provided that without the approval of
                         the stockholders of the Corporation no
                         amendment or modification shall be made
                         by the Board which:

                         (i)  increases the maximum number of
                              shares of Common Stock as to which
                              <PAGE 15> options may be granted
                              under the Plan;

                         (ii) changes the class of eligible
                              Employees; or

                        (iii) otherwise requires the approval of
                              shareholders under applicable tax,
                              securities or other law.

                    (b)  No amendment, modification, suspension
                         or termination of the Plan shall in any
                         manner affect any Option theretofore
                         granted under the Plan without the
                         consent of the Optionee or any person
                         validly claiming under or through the
                         Optionee.

             10.4 No Right to Employment - Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any subsidiary to terminate the Optionee's employment at any time and for any reason.

             10.5 Withholding Taxes - The Corporation will require that an Optionee, as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is :required to withhold in connection with the exercise of the Option.

             10.6   Listing and Registration of Shares -

                    (a)  No Option granted pursuant to the Plan
                         shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or
                         <PAGE 16> approval shall have been
                         effected or obtained free of any
                         conditions not acceptable to a majority
                         of the disinterested members of the
                         Board.

                    (b)  If a  registration statement under the
                         Securities Act with respect to the
                         shares issuable upon exercise of any
                         Option granted under the Plan is not in
                         effect at the time of exercise, as a
                         condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock Certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law;

                         "THE SHARES REPRESENTED BY THIS
                         CERTIFICATE HAVE NOT BEEN REGISTERED
                         UNDER THE SECURITIES ACT OF 1933
                         ("ACT"). AND MAY NOT BE SOLD, PLEDGED,
                         HYPOTHECATED OR OTHERWISE TRANSFERRED OR
                         OFFERED FOP, SALE IN THE ABSENCE OF AN
                         EFFECTIVE REGISTRATION STATEMENT WITH
                         RESPECT TO THEM UNDER THE ACT OR A
                         WRITTEN OPINION OF COUNSEL FOR THE
                         CORPORATION THAT REGISTRATION IS NOT
                         REQUIRED."  <PAGE 17>